Exhibit 10.3

AMENDMENT NO. 1 TO STOCKHOLDERS AGREEMENT

This AMENDMENT NO. 1 TO STOCKHOLDERS AGREEMENT (this “Amendment”) is made and entered into as of October 25, 2005 by and among Leslie’s Poolmart, Inc., a Delaware corporation (the “Company”), GCP California Fund, L.P. (“GCP”), Leslie’s Coinvestment LLC (together with GCP, the “Green Parties”) and certain other stockholders of the Company.

R E C I T A L S

WHEREAS, the Company, the Green Parties and certain other stockholders of the Company are parties to a Stockholders Agreement dated as of January 25, 2005 (the “Stockholders Agreement”);

WHEREAS, pursuant to Section 7.6 of the Stockholders Agreement, the Stockholders Agreement may be amended, modified, supplemented or terminated only by a written instrument signed by each of (i) the Company, (ii) GCP and (iii) stockholders holding a majority of the Registrable Individual Shares (as defined in the Agreement), on a fully-diluted basis; and

WHEREAS, subject to and in accordance with the terms of this Amendment, the Company, GCP and the stockholders holding a majority of the Registrable Individual Shares desire to amend the Stockholders Agreement in certain respects, as more particularly set forth below.

A G R E E M E N T

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree to modify the Stockholders Agreement as set forth below. Except as otherwise provided herein, all capitalized terms used herein shall have the meanings ascribed thereto in the Stockholders Agreement.

1. Amendment to Sections 2.8(a). The text in Section 2.8(a) that reads:

“which call right will, as to each Management Party and his or her related Management Related Persons (i) expire”

shall be replaced with the following:

“which call right will (except as provided in Section 2.8(f)), as to each Management Party and his or her related Management Related Persons (i) expire”.

2. Amendment to Sections 2.8(a)(i) and (iii). Sections 2.8(a)(i) and (iii) of the Stockholders Agreement shall be deleted in their entirety and replaced with the following:

“(i) in the case of termination of employment of such Management Party for Cause, the consideration will be the lesser of the Cost of such Shares to such Management Party and Fair Market Value on the date of the Call Event; and

(ii) in the case of any other termination of such Management Party (including dismissal, death, Retirement or Permanent Disability) or in the case of voluntary termination of employment of such Management Party, the consideration will be Fair Market Value of the relevant Shares on the date of the Call Event.”

3. Amendment to the Definition of “Fair Market Value”. The definition of “Fair Market Value,” which appears at the end of Section 2.8 of the Stockholders Agreement, shall be deleted in its entirety and replaced with the following:

“Fair Market Value” means the product of 6.5 and the Consolidated EBITDA (as such term is defined in the Indenture dated as of January 25, 2005 by and between the Company as the issuer and The Bank of New York as the trustee) of the Company for the four most recent quarters prior to the Call Event; (based upon the Company’s audited or unaudited financial statements, as applicable, and to the extent the Company is then filing periodic reports with the Commission, based upon such results as included in the last such filing); provided, however, that, solely for purposes of Section 2.8(a)(ii), if a Public Offering Event has occurred, the fair market value shall be closing price of the Shares on the applicable stock exchange on the business day immediately preceding the day on which the fair market value is determined.

4. Amendment to Section 2.8(d). The section number of the second “Section 2.8(d)” of the Stockholders Agreement, shall be amended to read “Section 2.8(e)” and the text of such section shall be deleted in its entirety and replaced with the following:

“(e) Notwithstanding anything to the contrary contained herein, following the occurrence of a Public Offering Date, the number of Callable Shares of each Management Party then employed by the Company that are subject to the Call Option at the time of such Public Offering Event shall be reduced by fifty percent (50%).”

5. Addition of Section 2.8(f). Section 2.8(f) shall be added to the Stockholders Agreement and shall read as follows:

“(f) Each Management Party agrees for himself or herself and all other Management Related Persons who acquire Common Shares from such Management Party that if the Management Party voluntarily terminates his or her employment with the Company other than for Good Reason (as defined herein; provided, however, that if and to the extent such term is defined in an employment agreement between the terminating Management Party and the Company, the definition of “Good Reason” in such employment agreement shall govern) prior to January 25, 2010, then such persons shall not Transfer any Callable Shares for which the Call Option has not expired as of the date of such termination, until January 25, 2010.

6. Confirmation of the Stockholders Agreement. Except as amended or modified hereby, all terms, covenants and conditions of the Stockholders Agreement as heretofore in effect shall remain in full force and effect and are hereby ratified and confirmed in all respects.

7. Governing Law. This Amendment shall be governed by and constituted in accordance with the laws of the State of Delaware applicable to contracts to be made and performed entirely within such State.

8. Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all such counterparts together, shall constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

LESLIE’S POOLMART, INC.

By:	/s/ Steven L. Ortega
Name:	Steven L. Ortega
Title:	Chief Financial Officer

GCP CALIFORNIA FUND, L.P.

By:	GCP California Capital, LLC
Its General Partner

	By:	/s/ John G. Danhakl
	Name:	John G. Danhakl
	Title:	Manager

LESLIE’S COINVESTMENT LLC

By:	LEONARD GREEN & PARTNERS, L.P.
Its Manager

	By:	LGP Management, Inc.
Its General Partner

		By:	/s/ John M. Baumer
		Name:	John M. Baumer
		Title:	Vice President

INVESTOR HOLDERS:

/s/ Michael J. Fourticq
Michael J. Fourticq

MANAGEMENT PARTIES:

/s/ Lawrence H. Hayward
Lawrence H. Hayward

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